                                                                    EXHIBIT 99.1


                    [COMMUNITY SHORES BANK CORPORATION LOGO]

                COMMUNITY SHORES REPORTS RECORD FIRST QUARTER EPS

MUSKEGON, MI - April 22, 2003 - Community Shores Bank Corporation, ( OTCBB:
CSHB), Muskegon's only locally-headquartered independent community banking organization, today reported net income for the quarter ended March 31, 2003 of $509 thousand, an increase of 206.6% over the $166 thousand reported for the prior year first quarter. First quarter 2003 net income included a tax benefit of $327 thousand from prior losses accumulated during the first seven quarters of operation. Pretax income was $182 thousand, an increase of 10.0% over the first quarter of 2002. Diluted per share earnings were $0.38, compared to $0.14 reported last year.

First quarter 2003 results reflect a 15.4% increase in the number of average shares outstanding compared to the year-ago quarter, the result of a series of private placements consummated over the past eleven months that increased the number of common shares outstanding by 260,000.

Returns on average equity ("ROE") and average assets ("ROA") for the first quarter of 2003 were 17.69% and 1.13%, respectively, compared to 7.24% and 0.40% for the prior year first quarter. Excluding the aforementioned tax benefit, ROE and ROA for the first quarter of 2003 were 6.33% and 0.40%, respectively.

Jose A. Infante, President and CEO, stated, "We are pleased to achieve our tenth consecutive quarter of profitability. Our results continue to be driven by strong revenue growth derived from both net interest income and non-interest income sources. Our reputation for unmatched service in the Muskegon marketplace is attracting new business relationships and providing the momentum for future earnings growth. We are especially proud to have achieved strong loan growth despite a weak economy."

Total revenue, consisting of net interest income and non-interest income, totaled $1.8 million for the first quarter of 2003, an increase of 21.8% over the prior year's first quarter. Excluding the gain on sale of securities, total revenue rose 17.5%, to $1.7 million. Net interest income increased 16.0% to $1.5 million and reflected 9.0% growth in average earnings assets and a 20 basis point improvement in the net interest margin to 3.33%.

First quarter 2003 non-interest income was $299 thousand, a 60.6% increase from the $186 thousand reported in the prior-year quarter. Excluding the gain on sale of securities, non-interest income was $237 thousand for the current quarter, a 26.9% increase over the year-ago quarter. New and expanding business relationships enhanced all sources of fee income; service charges on deposit accounts rose 29.6%, and the opening of Community Shores Mortgage Company in March of last year added an additional fee source.

Non-interest expense totaled $1.4 million for the current quarter, an increase of 20.6% over the $1.1 million reported in the prior year period. Salaries and benefits, up 24.1%, accounted for most of the dollar increase and reflected the hiring of six additional employees. The remaining expenses (advertising, data processing, professional services and other) rose 16.5% as a result of general corporate growth. The efficiency ratio was 81.7% compared to 79.6% for the same quarter last year. Mr. Infante commented that the addition of three commercial lenders, while costly in the near term, should have a favorable impact on revenue growth over time, thereby bringing the company's efficiency ratio more into line.

At March 31, 2003, assets were $188.8 million, an increase of 8.3% above the year-ago quarter, and were driven by loan growth of 18.2%, or $22.7 million. Loan growth was funded through 7.8% growth in deposits, a 23.1% decline in investment securities, and a 36.3% increase in equity.

Mr. Infante noted that asset quality remained sound despite some deterioration from the impact of the weak economy. Past-due and non-accrual loans were 0.63% of total loans at March 31, 2003, up from 0.59% for the fourth quarter and 0.43% a year ago. Annualized net charge-offs were 0.57% of average loans for the first quarter of 2003, compared to 0.33% for the sequential quarter and a recovery of 0.04% for the prior year first quarter. The allowance for loan and lease losses was 1.28% of total loans at March 31, 2003.

Shareholders' equity totaled $12.3 million at March 31, 2003, up $3.3 million from twelve months ago. Community Shore is a "well-capitalized" institution; its strong capital position is funded by a combination of earnings growth and the recent private placement of stock. Average equity to assets for the quarter was 6.38%, compared to 5.46% for the prior year quarter. Shares outstanding at period-end were 1,430,000.

ABOUT THE COMPANY

With $189 million in assets, Community Shores Bank Corporation is the only independent community banking organization headquartered in Muskegon. The Company serves businesses and consumers in the western Michigan counties of Muskegon and Ottawa


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from three branch offices. Community Shores Bank opened for business in January,
1999, and has achieved ten consecutive quarters of profitability.

FORWARD-LOOKING STATEMENTS

This news release contains comments or information that constitute forward-looking statements (within the meaning of the Private Securities Litigation Reform Act of 1995) that are based on current expectations that involve a number of risks and uncertainties. Actual results may differ materially from the results expressed in forward-looking statements. Factors that might cause such a difference include changes in interest rates and interest rate relationships; demand for products and services; the degree of competition by traditional and non-traditional competitors; changes in banking regulation; changes in tax laws; changes in prices, levies, and assessments; the impact of technological advances; governmental and regulatory policy changes; the outcomes of contingencies; trends in customer behavior as well as their ability to repay loans; changes in the national and local economy; and other factors, including risk factors, referred to from time to time in filings made by Community Shores with the Securities and Exchange Commission. Community Shores undertakes no obligation to update or clarify forward-looking statements, whether as a result of new information, future events or otherwise.


Contact:

Jose A. Infante
President and CEO
231-780-1800
jinfante@communityshores.com

Tracey Welsh
VP & CFO
231-780-1847
twelsh@communityshores.com

Linda Margolin (Media)
216-765-0953
lmm@margolinIR.com


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                          COMMUNITY SHORES CORPORATION
                        CONSOLIDATED FINANCIAL HIGHLIGHTS

                                                                                      QUARTERLY
                                                       ------------------------------------------------------------------------
                                                           2003           2002           2002          2002           2002
(dollars in thousands except per share data)             1ST QTR        4TH QTR        3RD QTR       2ND QTR        1ST QTR
                                                       -------------  -------------  ------------- -------------  -------------
EARNINGS
     Net interest income                                      1,454          1,412          1,408         1,357          1,253
     Provision for loan and lease losses                        189            183            154           160            128
     Noninterest income                                         299            266            235           215            186
     Noninterest expense                                      1,382          1,245          1,252         1,241          1,146
     Net Income                                                 509            251            236           171            166
     Basic earnings per share                                  0.38           0.19           0.19          0.14           0.14
     Diluted earnings per share                                0.38           0.19           0.19          0.14           0.14
     Average shares outstanding                           1,350,000      1,327,215      1,269,402     1,207,088      1,170,000
     Average diluted shares outstanding                   1,350,000      1,327,215      1,269,402     1,207,088      1,170,000


PERFORMANCE RATIOS
     Return on average assets                                  1.13%          0.58%          0.57%         0.41%          0.40%
     Return on average common equity                          17.69%          9.28%          9.17%         7.12%          7.24%
     Net interest margin                                       3.33%          3.40%          3.51%         3.40%          3.13%
     Efficiency ratio                                         81.74%         74.16%         76.24%        78.96%         79.61%
     Full-time equivalent employees                              52             54             51            48             46


CAPITAL
     Average equity to average assets                          6.38%          6.28%          6.18%         5.78%          5.46%
     Tier 1 capital ratio to average assets                    6.68%          6.24%          6.05%         5.88%          5.28%
     Book value per share                                 $    8.57      $    8.32      $    8.18     $    7.96      $    7.69


ASSET QUALITY
     Gross loan charge-offs                                     257            136             99            67             11
     Net loan charge-offs                                       206            117             92            64            (12)
     Net loan charge-offs to avg loans (annualized)            0.57%          0.33%          0.28%         0.20%         -0.04%
     Allowance for loan and lease losses                      1,882          1,899          1,833         1,772          1,676
     Allowance for losses to total loans                       1.28%          1.34%          1.36%         1.34%          1.34%
     Past due and nonaccrual loans (90 days)                    923            838          1,361           707            542
     Past due and nonaccrual loans to total loans              0.63%          0.59%          1.00%         0.53%          0.43%
     Other real estate and repossessed assets                    65             39             27            31              0


END OF PERIOD BALANCES
     Loans                                                  147,389        142,033        135,687       132,224        124,660
     Total earning assets                                   178,366        168,343        164,400       160,191        165,708
     Total assets                                           188,737        173,466        174,797       166,146        174,329
     Deposits                                               148,396        132,725        135,144       130,166        137,611
     Shareholders' equity                                    12,256         11,066         10,418        10,059          8,992


AVERAGE BALANCES
     Loans                                                  145,030        139,970        133,563       129,167        121,393
     Total earning assets                                   174,635        168,831        160,393       159,821        160,178
     Total assets                                           180,582        172,300        166,342       166,030        167,609
     Deposits                                               137,309        131,677        130,642       131,249        131,660
     Shareholders' equity                                    11,521         10,821         10,280         9,590          9,147

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                        COMMUNITY SHORES BANK CORPORATION
                 CONDENSED CONSOLIDATED STATEMENTS OF CONDITION


                                                                     MARCH 31,             DECEMBER 31              MARCH 31,
                                                                        2003                   2002                    2002
                                                                    (UNAUDITED)             (AUDITED)              (UNAUDITED)
                                                                 -------------------    -------------------     -------------------
ASSETS
Cash and due from financial institutions                         $        7,614,626     $        2,722,565      $        6,091,400
Interest-bearing deposits in other financial institutions                   362,300                 59,429                  70,461
Federal funds sold                                                        4,100,000                      0               6,250,000
                                                                 -------------------    -------------------     -------------------
     Total cash and cash equivalents                                     12,076,926              2,781,994              12,411,861

Securities
   Available for sale                                                    26,126,728             26,043,017              34,241,824
   Held to maturity                                                         252,370                252,567                  60,000
                                                                 -------------------    -------------------     -------------------
     Total securities                                                    26,379,098             26,295,584              34,301,824

Loans held for sale                                                         366,000                579,400                       0

Loans                                                                   147,022,766            141,453,620             124,660,237
Less: Allowance for loan losses                                           1,881,891              1,898,983               1,675,599
                                                                 -------------------    -------------------     -------------------
     Net loans                                                          145,140,875            139,554,637             122,984,638

Federal Home Loan Bank stock                                                425,000                425,000                 425,000
Premises and equipment,net                                                2,833,984              2,910,237               3,112,831
Accrued interest receivable                                                 691,220                661,136                 694,911
Other assets                                                                860,225                257,956                 397,822
                                                                 -------------------    -------------------     -------------------
     Total assets                                                $      188,773,328     $      173,465,944      $      174,328,887
                                                                 ===================    ===================     ===================

LIABILITIES AND SHAREHOLDERS' EQUITY
Deposits
     Non interest-bearing                                        $       11,126,718     $       10,384,627      $        9,945,750
     Interest-bearing                                                   137,269,128            122,340,752             127,665,265
                                                                 -------------------    -------------------     -------------------
          Total deposits                                                148,395,846            132,725,379             137,611,015

Federal funds purchased and repurchase agreements                        19,001,664             19,466,513              17,556,381
Federal Home Loan Bank advances                                           6,000,000              6,000,000               6,000,000
Notes payable                                                             2,687,232              3,600,000               3,500,000
Accrued expenses and other liabilities                                      432,788                608,179                 669,374
                                                                 -------------------    -------------------     -------------------
     Total liabilities                                                  176,517,530            162,400,071             165,336,770

Shareholders' Equity
     Preferred Stock, no par value: 1,000,000 shares
       authorized and none issued                                                 0                      0                       0
     Common Stock, no par value: 9,000,000 shares authorized,
         March 31, 2003-1,430,000 issued; December 31, 2002-
         '1,330,000 issued and March 31, 2002-1,170,000 issued           12,923,585             12,123,585              10,871,211
     Retained deficit                                                      (858,450)            (1,367,911)             (2,025,261)
     Accumulated other comprehensive income                                 190,663                310,199                 146,167
                                                                 -------------------    -------------------     -------------------

     Total shareholders' equity                                          12,255,798             11,065,873               8,992,117
                                                                 -------------------    -------------------     -------------------
     Total liabilities and shareholders' equity                  $      188,773,328     $      173,465,944      $      174,328,887
                                                                 ===================    ===================     ===================

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                         COMMUNITY SHORES BANK CORPORATION
                      CONDENSED CONSOLIDATED STATEMENTS OF INCOME
                                    (UNAUDITED)


                                                                THREE MONTHS           THREE MONTHS
                                                                   ENDED                  ENDED
                                                                  03/31/03               03/31/02
                                                             -------------------    -------------------
INTEREST AND DIVIDEND INCOME
Loans, including fees                                        $        2,295,499     $        2,159,850
Securities                                                              241,727                326,999
Federal funds sold, FHLB dividends and other income                      17,895                 67,991
                                                             -------------------    -------------------
     Total interest income                                            2,555,121              2,554,840
INTEREST EXPENSE
Deposits                                                                887,867              1,078,248
Repurchase agreements and federal funds purchased
     and other debt                                                      77,920                 84,986
Federal Home Loan Bank advances and notes payable                       135,670                138,876
                                                             -------------------    -------------------
     Total interest expense                                           1,101,457              1,302,110

NET INTEREST INCOME                                                   1,453,664              1,252,730
Provision for loan losses                                               188,990                127,800
                                                             -------------------    -------------------

NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES                   1,264,674              1,124,930
Noninterest income
Service charges on deposit accounts                                     129,173                 99,673
Mortgage loan referral fees                                               5,185                 44,935
Gain on sale of loans                                                    49,314                      0
Gain (loss) on disposition of securities                                 62,681                      0
Other                                                                    53,005                 41,843
                                                             -------------------    -------------------
     Total noninterest income                                           299,358                186,451

Noninterest expense
Salaries and employee benefits                                          768,791                619,423
Occupancy                                                                75,820                 71,376
Furniture and equipment                                                 115,277                110,867
Advertising                                                              22,355                 14,211
Data Processing                                                          72,094                 57,126
Professional services                                                    66,954                 42,284
Other                                                                   260,464                230,423
                                                             -------------------    -------------------
     Total noninterest expense                                        1,381,755              1,145,710

INCOME BEFORE INCOME TAXES                                              182,277                165,671
Federal income tax benefit                                             (327,184)                     0
                                                             -------------------    -------------------
NET INCOME                                                   $          509,461     $          165,671
                                                             ===================    ===================

Weighted average shares outstanding                                   1,350,000              1,170,000
                                                             ===================    ===================
Basic and diluted income per share                           $             0.38     $             0.14
                                                             ===================    ===================